SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 30, 2013

THE FIRST BANCSHARES, INC.
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(Exact name of registrant as specified in its charter)

MISSISSIPPI	33-94288	64-0862173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

6480 US Highway 98 West Hattiesburg, Mississippi		39402
(Address of principal executive offices		(Zip Code)

Registrant's telephone number, including area code: (601) 268-8998

Not applicable
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(Registrant's former address of principal executive offices)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.01 Completion of Acquisition or Disposition of Assets

Effective April 30, 2013, The First Bancshares, Inc. (the “Company”) completed its previously announced acquisition of all of the issued and outstanding shares of common stock of First National Bank Baldwin County, a national banking association (“FNB”), pursuant to an Acquisition Agreement (the “Agreement”), dated January 31, 2013, as amended, by and between the Company and Baldwin Bancshares, Inc. (“Baldwin”), parent company of FNB (the “Acquisition”). The Company subsequently merged FNB with and into the Company’s wholly-owned subsidiary, The First, A National Banking Association.

In connection with the Acquisition, the Company acquired FNB’s six existing banking locations, all of which are located in Baldwin County, Alabama. The Company paid a purchase price to Baldwin of $3,300,000 for the Acquisition.

The Acquisition was conducted in accordance with the provisions of Section 363 of the United States Bankruptcy Code (the “Bankruptcy Code”) pursuant to a voluntary petition for relief under Chapter 11 of the Bankruptcy Code filed by Baldwin with the United States Bankruptcy Court for the Southern District of Alabama (the “Bankruptcy Court”) on February 21, 2013. The Bankruptcy Court entered a final order on April 23, 2013 approving the sale of FNB to the Company pursuant to and in accordance with the Agreement.

The foregoing summary is qualified in its entirety by reference to the full text of the Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on February 1, 2013, as amended by the First Amendment to the Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on March 20, 2013, and each of which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On April 30, 2013, the Company issued a press release announcing the completion of the Acquisition. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information.

The Company intends to file pro forma financial information under cover of Form 8-K/A no later than 71 calendar days after the date this Report was required to be filed.

(d) Exhibits

2.1
Acquisition Agreement, dated as of January 31, 2013, between The First Bancshares, Inc. and First Baldwin Bancshares, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on February 1, 2013)

2.2
First Amendment to Acquisition Agreement, dated as of March 15, 2013, between The First Bancshares, Inc. and First Baldwin Bancshares, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on March 20, 2013)

99.1	Press Release: The First Bancshares, Inc. Announces the Acquisition of First National Bank of Baldwin County

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2013

THE FIRST BANCSHARES, INC.

By: /s/ Donna T. Lowery
Name: Donna T. Lowery
Title: EVP and CFO